Exhibit 10.79

Blue Acquisition Group, Inc. c/o Kohlberg Kravis Roberts & Co. L.P. 9 W. 57th St., Suite 4200 New York, New York 10019

January 10, 2011

Larry E. Bodner

c/o Del Monte Foods Company

One Market @ The Landmark

San Francisco, CA 94105

Dear Larry:

This letter (the “Letter Agreement”) is to confirm our understanding regarding certain rights we have agreed to provide you in connection with the consummation of the transactions contemplated under the certain Agreement and Plan of Merger, dated as of November 24, 2010, among Blue Acquisition Group, Inc. (“Parent”), Blue Merger Sub Inc. and Del Monte Foods Company (the “Company”) (as it may be amended or modified, the “Merger Agreement”).

So long as you remain employed with Del Monte Corporation through the Closing (as such term is defined in the Merger Agreement), Parent will cause the Company to pay you, within 10 days following the Closing Date (as such term is defined in the Merger Agreement), a bonus in recognition of your efforts to achieve the Closing, in amount equal to $400,000 (less applicable withholding and other taxes).

We and you acknowledge that nothing in this letter creates an exclusive arrangement between us and no binding agreement shall become effective until the Closing. This Letter Agreement shall be null and void and of no further effect in the event the Merger Agreement is terminated or the Closing does not occur. This agreement shall be governed by and construed in accordance with the laws of New York without regard to principles of conflicts of law.

We greatly appreciate your contributions to the Company’s success so far, and we look forward to even greater things as the Company begins a new chapter with its new investor group.

Please sign the enclosed copy of this Letter Agreement confirming your agreement to the above.

Very truly yours,

Blue Acquisition Group, Inc.

By:	/s/ Simon Brown
Name:	Simon Brown
Title:	President & Chief Executive Officer

Agreed to and accepted this 10th day of January, 2011.

/s/ Larry E. Bodner
Larry E. Bodner

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